Exhibit 99.1

China HGS Reports Third quarter of Fiscal Year 2020 Results

HANZHONG, CHINA – August 19, 2020 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the third quarter of fiscal 2020 ended June 30, 2020 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov

Highlights for the quarter

Total revenues for the third quarter of fiscal 2020 were approximately $3.0 million, representing a decrease of 62.7% from approximately $8.2 million in the same quarter of fiscal 2019 due to less gross floor area sold during the current quarter.

Total gross profit for the third quarter of fiscal 2020 were approximately negative $1.4 million, representing a decrease of $2.2 million from gross profit of approximately $0.8 million in the same quarter of fiscal 2019 due to impairment losses of $2.7 million recognized for certain slow moving real estate property development completed during this quarter.

Net loss for the third quarter of fiscal 2020 totaled approximately $2.6 million, decreased by $2.7 million from net income of approximately $0.2 million in the same period of last year, primarily due to impairment losses of $2.7 million recognized on certain slow moving real estate property development completed projects.

Basic and diluted net income per share (“EPS”) attributable to shareholders for the third quarter of fiscal 2020 were negative $0.06, comparing to EPS of $0.01 for the third quarter of fiscal 2019.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2019, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong, President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	September 30,
	2020	2019
ASSETS
Current assets:
Cash	$516,272	$263,139
Restricted cash	3,277,401	3,938,978
Contract assets	267,875	12,668,925
Real estate property development completed	12,186,696	100,817,944
Other current assets	3,221,166	2,031,937
Total current assets	19,469,410	119,720,923

Property, plant and equipment, net	565,049	614,008
Real estate property development completed, net of current portion	95,754,116	1,115,086
Security deposits	3,323,619	7,972,117
Real estate property under development	222,643,172	215,745,225
Deferred tax assets	265,238	-
Due from local government for real estate property development completed	2,757,723	2,725,854
Total Assets	$344,778,327	$347,893,213

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Construction loans	$88,507,594	$77,332,569
Accounts payables	27,034,139	27,368,510
Other payables	5,501,340	5,289,176
Construction deposits	1,835,018	1,814,232
Contract liabilities	1,790,712	1,907,828
Customer deposits	18,276,196	16,139,572
Shareholder loans	2,132,845	2,129,114
Accrued expenses	2,991,946	3,585,644
Taxes payable	12,172,114	13,882,875
Total current liabilities	160,241,904	149,449,520

Tax payable - long term	8,100,554	8,006,943
Customer deposits, net of current portion	886,045	1,043,692
Construction loans, less current portion	17,142,861	29,464,867
Construction deposits, net of current portion	1,242,398	1,228,041
Total liabilities	187,613,762	189,193,063

Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 45,050,000 shares issued and outstanding as of June 30,2020 and September 30, 2019	45,050	45,050
Additional paid-in capital	129,907,805	129,907,805
Statutory surplus	10,360,251	10,360,251
Retained earnings	30,614,192	34,070,767
Accumulated other comprehensive loss	(13,762,733)	(15,683,723)
Total stockholders' equity	157,164,565	158,700,150

Total Liabilities and Stockholders' Equity	$344,778,327	$347,893,213

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2020	2019	2020	2019
Real estate sales	$3,046,430	$8,156,204	$7,240,503	25,260,556
Less: Sales tax	(29,222)	(283,809)	(95,503)	(788,766)
Impairment losses on real estate property development completed	(2,703,031)		(2,703,031)	-
Cost of real estate sales	(1,728,217)	(7,091,672)	(4,900,210)	(20,571,449)
Gross (loss) profit	(1,414,040)	780,723	(458,241)	3,900,341
Operating expenses
Selling and distribution expenses	77,404	85,863	477,962	360,763
General and administrative expenses	973,318	467,159	2,381,572	1,721,778
Total operating expenses	1,050,722	553,022	2,859,534	2,082,541
Operating (loss) income	(2,464,762)	227,701	(3,317,775)	1,817,800
Interest expense, net	(16,171)	(11,307)	(49,010)	(152,149)
Other expense	(58,380)	(9,982)	(155,109)	(312,145)
(Loss) income before income taxes	(2,539,313)	206,412	(3,521,894)	1,353,506
Provision (benefit) for income taxes	35,860	53,243	(65,319)	374,582
Net (loss) income	(2,575,173)	153,169	(3,456,575)	978,924
Other Comprehensive income (loss)
Foreign currency translation adjustment	363,273	(3,837,762)	1,920,990	66,953
Comprehensive (loss) income	$(2,211,900)	$(3,684,593)	$(1,535,585)	1,045,877
Basic and diluted (loss) income per common share
Basic and diluted	$(0.06)	$0.01	$(0.08)	0.02
Weighted average common shares outstanding
Basic and diluted	45,050,000	45,050,000	45,050,000	45,050,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(Unaudited)

	Common Stock		Additional	Statutory	Retained	Accumulated Other Comprehensive
	Shares	Amount	Paid-in Capital	Surplus	Earnings	loss	Total
Balance at September 30, 2018	45,050,000	$45,050	$129,907,805	$9,925,794	$30,803,052	$(9,003,865)	$161,677,836
Net income for the period	-	-	-	-	484,210	-	484,210
Foreign currency translation adjustments	-	-	-	-	-	(178,758)	(178,758)
Balance at December 31, 2018	45,050,000	$45,050	$129,907,805	$9,925,794	$31,287,262	$(9,182,623)	$161,983,288
Net income for the period	-	-	-	-	341,545	-	341,545
Foreign currency translation adjustments	-	-	-	-	-	4,083,473	4,083,473
Balance at March 31, 2019	45,050,000	$45,050	$129,907,805	$9,925,794	$31,628,807	$(5,099,150)	$166,408,306
Net income for the period	-	-	-	-	153,169	-	153,169
Foreign currency translation adjustments	-	-	-	-	-	(3,837,762)	(3,837,762)
Balance at June 30, 2019	45,050,000	$45,050	$129,907,805	$9,925,794	$31,781,976	$(8,936,912)	$162,723,713

Balance at September 30, 2019	45,050,000	$45,050	$129,907,805	$10,360,251	$34,070,767	$(15,683,723)	$158,700150
Net loss for the period	-	-	-	-	(257,381)	-	(257,381)
Foreign currency translation adjustments	-	-	-	-	-	4,380,862	4,380,862
Balance at December 31, 2019	45,050,000	$45,050	$129,907,805	$10,360,251	$33,189,365	$(11,302,861)	$162,823,631
Net loss for the period	-	-	-	-	(624,021)	-	(624,021)
Foreign currency translation adjustments	-	-	-	-	-	(2,823,145)	(2,823,145)
Balance at March 31,2020	45,050,000	$45,050	$129,907,805	$10,360,251	$33,189,365	$(14,126,006)	$159,376,465
Net loss for the period	-	-	-	-	(2,575,173)	-	(2,575,173)
Foreign currency translation adjustments	-	-	-	-	-	363,273	363,273
Balance at June 30,2020	45,050,000	$45,050	$129,907,805	$10,360,251	$30,614,192	$(13,762,733)	$157,164,565

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended June 30,
	2020	2019
Cash flows from operating activities
Net (loss) income	$(3,456,575)	$978,924
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax provision (benefit)	(266,319)	374,582
Depreciation	56,366	60,065
Impairment losses on real estate property development completed	2,703,031	-
Changes in assets and liabilities:
Contract assets	12,600,352	2,028,876
Real estate property development completed	(7,549,755)	(57,234,276)
Real estate property under development	(4,393,458)	58,333,457
Other current assets	(1,170,228)	(183,682)
Security deposit	4,761,043	-
Accounts payables	(657,012)	11,517,215
Other payables	150,939	584,025
Contract liabilities	(139,990)	(4,004,221)
Customer deposits	1,785,335	(1,644,082)
Construction deposits	(426)	8,599
Accrued expenses	(631,420)	(12,911)
Taxes payables	(1,979,971)	(1,599,226)
Net cash provided by operating activities	1,811,912	9,207,345

Cash flow from financing activities
Repayments of construction loans	(2,405,349)	(11,418,405)
Net cash used in financing activities	(2,405,349)	(11,418,405)

Effect of changes of foreign exchange rate on cash and restricted cash	184,993	15,360
Net decrease in cash and restricted cash	(408,444)	(2,195,700)
Cash and restricted cash , beginning of period	4,202,117	6,775,577
Cash and restricted cash, end of period	$3,793,673	$4,579,877
Supplemental disclosures of cash flow information:
Interest paid	$5,142,658	$5,439,715
Income taxes paid	$504,064	$287,416

Reconciliation to amounts on condensed consolidated balance sheets:
Cash	$516,272	$538,666
Restricted Cash	$3,277,401	$4,041,211
Total cash and restricted cash	$3,793,673	$4,579,877

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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